Exhibit 10.1

SECOND AMENDMENT TO SUPPLEMENT TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Supplement to Loan and Security Agreement (this “Amendment”) is entered into as of February 21, 2025, by and among AVENUE CAPITAL MANAGEMENT II, L.P., a Delaware limited partnership (as administrative and collateral agent (in such capacity, “Agent”)), AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Avenue”), AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Avenue 2”; and, collectively with Avenue, “Lenders” and each, individually, a “Lender”), and EYENOVIA, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 22, 2022 (as may be amended, restated, amended and restated, modified or supplemented from time to time, the “Agreement”) and that certain Supplement to Loan and Security Agreement dated as of November 22, 2022 (as may be amended, restated, amended and restated, modified or supplemented from time to time, including by that certain First Amendment to Supplement to Loan and Security Agreement dated as of November 22, 2024, the “Supplement”). The parties desire to amend the Supplement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.            Borrower has an existing “at-the-market” (“ATM”) agreement with Chardan Capital Markets, LLC (“Chardan”) dated December 30, 2024 (the “ATM Agreement”), and Borrower has informed Agent and Lenders that Borrower intends to continue to sell shares of its common stock, $0.01 par value per share, pursuant to such agreement . Borrower, Agent, and Lenders hereby agree that Borrower shall use a portion of the proceeds (net of fees and commissions payable to Chardan) received from sales by Borrower under the ATM Agreement (the “ATM Proceeds”) to pay down the outstanding principal amount of the Growth Capital Loans during the Second Payment Deferral Period. Borrower, Agent, and Lenders hereby agree that ATM Proceeds raised during the Second Payment Deferral Period shall be allocated as follows: (a) until Borrower raises Three Million Dollars ($3,000,000) of aggregate ATM Proceeds, sixty-five percent (65.00%) of the ATM Proceeds (net of fees and commissions payable to Chardan) shall be remitted to Lenders as a payment in respect of the outstanding principal amount of the Growth Capital Loans and (b) after Borrower raises Three Million Dollars ($3,000,000) of aggregate ATM Proceeds, seventy-five percent (75.00%) of the ATM Proceeds (net of fees and commissions payable to Chardan) shall be remitted to Lenders as a payment in respect of the outstanding principal amount of the Growth Capital Loans, during the Second Deferral Period or, if sooner, until such time as the outstanding amounts owed under the Growth Capital Loans have been repaid. Borrower’s failure to remit the ATM Proceeds as described herein shall result in an immediate, non-curable Event of Default. The ATM Proceeds remittable hereunder shall be remitted twice per month, based on the date of receipt of such proceeds from Chardan, according to the following schedule: ATM Proceeds received by Borrower between the 1st – 15th day of a month shall be remitted by the 22nd day of such month (or the following business day, if such day is a holiday) and ATM Proceeds received by Borrower between the 16th day of a month to the end of such month shall be remitted by the 7th day of the following month (or the following business day, if such day is a holiday).

2.            The defined term “Payment Deferral Period” contained in Part 1 of the Supplement shall be hereby amended and restated in its entirety to read as follows:

“First Payment Deferral Period” means the period from December 1, 2024 through and including February 28, 2025.

3.            The following defined terms are hereby added to Part 1 of the Supplement:

“Second Amendment Effective Date” means February 21, 2025.

“Second Payment Deferral Period” means the period from March 1, 2025 through and including September 30, 2025.

4.            Section 1(c) of Part 2 of the Supplement hereby is amended and restated in its entirety to read as follows:

“Repayment of Growth Capital Loans. Principal of, and interest on, each Growth Capital Loan shall be payable as set forth in a Note evidencing such Growth Capital Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows: principal shall be fully amortized over the applicable Amortization Period in equal, monthly principal installments plus, in each case, unpaid interest thereon at the Designated Rate (such unpaid interest, “Cash Interest”), commencing after the Interest-only Period of interest-only installments of Cash Interest at the Designated Rate. In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrower shall pay to Agent (i) if the Borrowing Date is earlier than the Loan Commencement Date, Cash Interest only at the Designated Rate, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs (it being understood that this clause (i) shall not apply in the case the Borrowing Date is on the same date as the Loan Commencement Date), and (ii) the first (1st) interest-only installment of Cash Interest at the Designated Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month. Commencing on the first day of the second full month after the Borrowing Date and continuing on the first day of each month during the Interest-only Period thereafter, Borrower shall pay to Agent Cash Interest only at the Designated Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month. Commencing on the first day of the first full month after the end of the Interest-only Period, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Loan evidenced by such Note over the Amortization Period, plus Cash Interest at the Designated Rate for such month.

Notwithstanding anything in the foregoing to the contrary, (A) during the First Payment Deferral Period, (i) Borrower shall not be required to pay monthly principal installments in respect of the Growth Capital Loans and (ii) Borrower shall not pay Cash Interest but, instead, each Growth Capital Loan shall accrue deferred interest in arrears at a rate equal to the Designated Rate and such interest shall not be paid in cash but shall instead be added to the outstanding principal balance so as to increase the outstanding principal balance of the Growth Capital Loans on each payment date during the First Payment Deferral Period (such interest, “Deferred Interest”), which principal balance shall amortize in accordance with the terms hereof and (B) during the Second Payment Deferral Period, (i) Borrower shall not be required to pay monthly principal installments in respect of the Growth Capital Loans and (ii) Borrower shall not be required to make any payment of Cash Interest, but unpaid Cash Interest shall accrue on the outstanding principal balance of the Note at the Designated Rate.

Commencing on October 1, 2025, and continuing on the first day of each consecutive calendar month thereafter, Borrower shall pay to Agent equal consecutive monthly principal installments in advance in an amount sufficient to fully amortize the Growth Capital Loans over the applicable Amortization Period, plus Cash Interest at the Designated Rate for such month. On the Maturity Date, all principal (including any Deferred Interest which has been added to principal during the First Payment Deferral Period) and accrued interest then remaining unpaid and the Final Payment shall be due and payable.”

5.            Clause (d) of Part 3 of the Supplement hereby is amended and restated in its entirety to read as follows:

“(d)        Conversion Right.        At any time on or after April 1, 2025, Lenders shall have the right, in their discretion, but not the obligation, to convert an aggregate amount of up to Ten Million Dollars ($10,000,000) of the aggregate principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Borrower’s unrestricted, freely tradeable common stock (the “Conversion Right Common Stock”) at a price per share equal to One Dollar and Sixty-Eight Cents ($1.68) (the “Conversion Price”). The Conversion Option will be exercised by Lender delivering a written, signed conversion notice to the Borrower in accordance with this Section 3(d) which will include (i) the date on which the conversion notice is given, (ii) a statement to the effect that the Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares to be issued and (iv) a date on which the allotment and issuance of the shares is to take place (which shall be at least two (2) Business Days prior to the date on which such notice is given). The shares issued pursuant to the Conversion Option shall be subject to the registration requirements of the Securities Act of 1933, as amended, and allocated to the Lenders in accordance with the pro rata Commitment of each Lender.”

6.            No course of dealing on the part of Agent or any Lender, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent or any Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent or Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent.

7.            Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Documents (as defined in the Agreement). The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or any Lender under the Loan Documents, as in effect prior to the date hereof.

8.            Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing, other than with respect to representations and warranties pertaining to financial condition or ongoing clinical trials.

9.            As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Lender, the following:

(a)            this Amendment, duly executed by Borrower; and

(b)            all reasonable Lender expenses incurred through the date of this Amendment and noted in Annex A hereto, which Borrower shall remit via wire transfer on the date of execution of this Amendment per the instructions set forth on Annex A hereto.

10.          This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

EYENOVIA, INC.

By:	/s/ Michael M. Rowe
Name:	Michael M. Rowe
Title:	Chief Executive Officer

[Signature Page to Second Amendment to Supplement]

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email: [***]
Phone [***]

LENDERS:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email: [***]
Phone [***]

AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory

Address for Notices:	11 West 42nd Street, 9th Floor
New York, New York 10036
Attn: Todd Greenbarg, Senior Managing Director
Email: [***]
Phone [***]

[Signature Page to Second Amendment to Supplement]